Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
1818 Market Street
Philadelphia, PA 19103-3615

For further information contact:
Thomas Golembeski (media) 215-977-6298	For Release 9:00 A.M February 2, 2010
Neal Murphy (investors) 866-248-4344

No. 5

SUNOCO LOGISTICS PARTNERS L.P. ANNOUNCES PRICING OF

SECONDARY PUBLIC OFFERING OF COMMON UNITS

PHILADELPHIA, February 2, 2010 - Sunoco Logistics Partners L.P. (NYSE: SXL) (the “Partnership”) today announced the pricing in an underwritten public offering of 2,200,000 common units owned by its general partner, Sunoco Partners LLC, (the “General Partner”), an indirect wholly-owned subsidiary of Sunoco, Inc. The General Partner has priced the common units at $68.85 per unit. The underwriters have been granted an option to purchase up to 330,000 common units.

The Partnership will not receive any of the proceeds from this offering and the Partnership’s number of outstanding units will remain unchanged. The offering will be made under the Partnership’s effective shelf registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission.

Barclays Capital, Citi, Credit Suisse and Wells Fargo Securities are acting as joint book-running managers for the common unit offering.

A copy of the final prospectus supplement and the accompanying prospectus related to this offering may be obtained from Barclays Capital, c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY, 11717, or by calling Barclays Capital toll-free at (888) 603-5847 or by e-mail at barclaysprospectus@broadridge.com, or Citi, Brooklyn Army Terminal, Attention: Prospectus Department, 140 58th Street, 8th Floor, Brooklyn, NY, 11220, or by calling Citi toll-free at (800) 831-9146 or by e-mail at batprospectusdept@citi.com, or Credit Suisse, One Madison Avenue, Attn: Prospectus Dept., New York, NY, 10010 or by calling Credit Suisse toll free at (800) 221-1037, or Wells Fargo Securities, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152 at 800-326-5897 or by calling toll-free (800) 326-5897 or by email at equity.syndicate@wachovia.com. You may also obtain these documents for free by visiting the SEC website at www.sec.gov.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related prospectus supplement.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership formed to acquire, own and operate refined product and crude oil pipelines and terminal facilities. The Refined Products Pipeline System consists of approximately 2,200 miles of refined product pipelines located in the Northeastern and Midwestern United States, the MagTex Pipeline System, and interests in four refined products pipelines, consisting of a 9.4 percent interest in Explorer Pipeline Company, a 31.5 percent interest in Wolverine Pipe Line Company, a 12.3 percent interest in West Shore Pipe Line Company and a 14.0 percent interest in Yellowstone Pipe Line Company. The Terminal Facilities consist of approximately 10.1 million shell barrels of refined products terminal capacity and approximately 23.0 million shell barrels of crude oil terminal capacity (including approximately 19.6 million shell barrels of capacity at the Texas Gulf Coast Nederland Terminal). The Crude Oil Pipeline System consists of approximately 3,850 miles of crude oil pipelines, located principally in Oklahoma and Texas, a 55.3 percent interest in Mid-Valley Pipeline Company, a 43.8 percent interest in the West Texas Gulf Pipe Line Company and a 37.0 percent interest in the Mesa Pipe Line System.

Note: Statements about the offering may be forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-K filed with the Securities and Exchange Commission on February 24, 2009. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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